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                                                                     EXHIBIT 4.2

                                     1991
                          NON-QUALIFIED AND INCENTIVE
                               STOCK OPTION PLAN
                                       OF
                          VOICE-TEL ENTERPRISES, INC.

     1.   Purpose of the Plan.  This 1991 Non-Qualified and Incentive Stock
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Option Plan of Voice-Tel Enterprises, Inc. adopted on this 30th day of November,
1991, is intended to encourage key employees and officers of the Company and its Subsidiaries who provide services to the Company or its Subsidiaries, to acquire or increase their ownership of common stock of the Company on reasonable terms. The opportunity so provided is intended to foster in participants a strong incentive to put forth maximum effort for the continued success and growth of the Company and its Subsidiaries, to aid in retaining individuals who put forth such efforts, and to assist in attracting the best available individuals to the Company and its Subsidiaries in the future.

     2.   Definitions.  When used herein, the following terms shall have the
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meaning set forth below:

          2.1  "Board" means the Board of Directors of the Company.

          2.2 "Code" means the Internal Revenue Code of 1986, as in effect at the time of reference, or any successor revenue code which may hereafter be adopted in lieu thereof and reference to any specific provisions of the Code shall refer to the corresponding provisions of the Code as it may hereafter be amended or replaced.

          2.3  "Company" means Voice-Tel Enterprises, Inc.
          2.4 "Employees" means key employees and officers of the Company or any of its Subsidiaries (including officers who are also members of the Board).
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          2.5  "Fair Market Value" means with respect to the Company's Shares the fair market value of the Shares as of the date on which the value is to be determined, as determined by the Board in its sole discretion. In determining the option price of an Incentive Stock Option, the Board will apply the principles of Section 422A of the Code in determining Fair Market Value.

          2.6 "Incentive Stock Option" means an Option meeting the requirements and containing the limitations and restrictions set forth in Section 422A of the Code.
          2.7 "Non-Qualified Stock Option" mean an Option other than an Incentive Stock Option.

          2.8 "Option" means the right to purchase, at a price and for a term fixed by the Board in accordance with the Plan, and subject to such other limitations and restrictions as the Plan and the Board impose, the number of Shares specified by the Board.

          2.9 "Option Agreement" means a written agreement in such form as may be, from time to time, hereafter approved by the Board, which shall be duly executed by the Company and an Employee and which sets forth the terms and conditions of an Option under the Plan.

          2.10 "Parent" means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

          2.11 "Plan" means the 1991 Non-Qualified and Incentive Stock Option Plan of the Company.

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          2.12 "Shares" means shares of the Company's no par value voting common stock or, if by reason of the adjustment provisions contained herein any rights under an Option under the Plan pertain to any other security, such other security.

          2.13 "Subsidiary" means any corporation other than the Company in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          2.14 "Successor" means the legal representative of the estate of a deceased Employee or the person or persons who shall acquire the right to exercise an Option by bequest or inheritance or by reason of the death of an Employee.

          2.15 "Term" means the period during which a particular Option may be exercised.

     3.   Stock Subject to the Plan.  There will be reserved for use, upon the
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exercise of Options to be granted from time to time under the Plan, an aggregate of thirty-six (36) Shares, which Shares may be, in whole or in part, as the Board shall from time to time determine, authorized but unissued Shares, or issued Shares which shall have been reacquired by the Company. Any Shares subject to issuance upon exercise of Options but which are not issued because of a surrender, lapse, expiration or termination of any such Option prior to issuance of the Shares shall once again be available for issuance in satisfaction of Options.

     4.   Administration of the Plan.  The Board shall administer the Plan.
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Subject to the provisions of the Plan, the Board shall have full authority, in its discretion, to determine the Employees to whom Options shall be granted, the number of Shares to be

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covered by each of the Options, and the terms of any such Option; to amend or cancel Options (subject to Section 17 of the Plan); to accelerate the vesting of Options; to require the cancellation or surrender of any options previously granted under this Plan or any other plans of the Company as a condition to the granting of an Option; to interpret the Plan; to prescribe, amend, and rescind rules and regulations relating to the Plan; and generally to interpret and determine any and all matters whatsoever relating to the administration of the Plan and the granting of Options hereunder. Any action of the Board with respect to the Plan may be taken by a written instrument signed by all of the members, and any action so taken shall be fully as effective as if it had been taken by a vote of a majority of the members at a meeting duly called and held. No member of the Board shall be liable, in the absence of bad faith, for any act or omission with respect to his actions in administering the Plan.

     5.   Employees to Whom Options May Be Granted.  Options may be granted
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while the Plan is in effect to such of the Employees as the Board, in its discretion, shall determine. In determining the Employees to whom Options shall be granted and the number of Shares to be subject to purchase under such Options, the Board shall take into account the services performed by the respective Employees, their present and potential contributions to the success of the Company and its Subsidiaries, and such other factors as the Board shall deem relevant in connection with accomplishing the purposes of the Plan.
     6. Stock Options.
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          6.1  Types of Options.  Options granted under this Plan may be (i)
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     Incentive Stock Options, (ii) Non-Qualified Stock Options, or (iii) a
     combination of the foregoing. The Board shall designate in the Option Agreement whether an Option is an Incentive Stock Option or a Non-Qualified Stock Option and separate Option Agreements shall be issued for each type of Option when an Incentive Stock Option and a Non-Qualified Stock Option are granted on the same

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     date to the same Employee. Any Option which is designated as a Non-
     Qualified Stock Option shall not be treated by the Company or any Employee to whom the Option is granted as an Incentive Stock Option for federal income tax purposes.

          6.2  Option Price.  The option price per share of any Option granted
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     under the Plan shall not be less than the Fair Market Value of the Shares covered by the Option on the date the Option is granted. Notwithstanding anything herein to the contrary, in the event an Incentive Stock Option is granted to an Employee who, at the time such Incentive Stock Option is granted, owns, as defined in Section 425 of the Code, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of:

                (i)  the Company; or
               (ii)  if applicable, a Subsidiary; or
              (iii)  if applicable, a Parent,

     then the option price per share of any Incentive Stock Option granted to such Employee shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares covered by the Option on the date the Option is granted.

          6.3  Term of Options.  Options granted hereunder shall be exercisable
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     for a Term of not more than ten (10) years from the date of grant thereof, but shall be subject to earlier termination as provided in Section 13.
     Each Option Agreement issued hereunder shall specify the Term of the Option, which Term shall be determined by the Board in accordance with its discretionary authority hereunder. Notwithstanding anything herein to the contrary, in the event an Incentive Stock Option is granted to an Employee who, at the time such Incentive Stock Option is granted, owns, as defined in Section 425 of the Code, stock

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     possessing more than ten percent (10%) of the total combined voting power of all classes of stock of:

               (i)  the Company; or
              (ii)  if applicable, a Subsidiary; or
             (iii)  if applicable, a Parent,
     then the Term of the option shall not exceed five (5) years from the date of grant thereof.

     7.   Limit on Fair Market Value of Incentive Stock Options.  No Employee
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may be granted an Incentive Stock Option hereunder to the extent that the aggregate Fair Market Value (such Fair Market Value being determined as of the date of grant of the Option) of the stock with respect to which incentive stock options are first exercisable under the terms of the Plan by any Employee during any calendar year (under all such plans of the Company and its parent and Subsidiary corporations) exceeds the sum of One hundred Thousand Dollars ($100,000). For purposes of the preceding sentence, options shall be taken into account in the order in which they were granted. Any Option granted under the Plan which is intended to be an Incentive Stock Option, but which exceeds the limitation set forth in this Section 7, shall be a Non-Qualified Stock Option.

     8.   Option Provisions.  Each Option Agreement setting forth the terms of
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an Option shall contain such other terms and conditions not inconsistent herewith as shall be approved by the Board.

     9.   Date of Grant.  The date of grant of an Option granted hereunder shall
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be the date on which the Board acts in granting the Option.

     10.  Exercise of Rights Under Options.  An Employee entitled to exercise an
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Option may do so by delivery of a written notice to that effect specifying the number of Shares with respect to which the Option is being exercised and any other information the Board may prescribe. The notice shall be accompanied by payment in full of the purchase

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price of any Shares to be purchased, which payment may be made in cash or, with the Board's approval, in Shares held by the Employee for more than six (6) months, valued at Fair Market Value at the time of exercise or a combination thereof. No Shares shall be issued upon exercise of an Option until full payment has been made therefor. All notices or requests provided for herein shall be delivered to the Secretary of the Company.

     11.  Rights of Option Holder.  The holder of an Option shall not have any
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of the rights of a stockholder with respect to the Shares subject to purchase under his Option, except to the extent that one or more certificates for such Shares shall be delivered to him upon the due exercise of the Option.

     12.  Nontransferability of Options.  An Option shall not be transferable,
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other than by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of an Employee only by him, his Successor or, in the event of disability, by this personal representative.

     13.  Adjustments Upon Changes in Capitalization.  In the event of changes
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in all of the outstanding Shares by reason of stock dividends, stock splits, recapitalizations, mergers, consolidation, combinations, or exchanges of shares, separations, reorganizations or liquidations, or similar transactions or, in the event of extraordinary cash or non-cash dividends being declared with respect to outstanding Shares, or similar transactions, the number and class of Shares available under the Plan in the aggregate, the number and class of Shares subject to Options theretofore granted, applicable purchase prices and all other applicable provisions, shall, subject to the provisions of the Plan, be equitably adjusted by the Board, in its sole discretion (which adjustment may, but need not, include payment in cash or in Shares in an amount equal to the difference between the then current fair market value of the Shares subject to such Option, as equitably determined by the Board, and the price at which such Option may be exercised). The foregoing adjustment and the

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manner of application of the foregoing provisions shall be determined by the
Board in its sole discretion. Any such adjustment may provide for the elimination of any fractional Share which might otherwise become subject to an Option.

     14.  Form of Options.  Nothing contained in the Plan nor any resolution
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adopted by the Board or the stockholders of the Company shall constitute the granting of any Option. An Option shall be granted hereunder only by action taken by the Board in specifically granting an Option. Whenever the Board shall designate an Employee for the receipt of an Option, the Secretary or the President of the Company, or such other person as the Board shall appoint, shall forthwith send notice thereof to the Employee, in such form as the Board shall approve, stating the number of Shares subject to the Option, its Term, and the other terms and conditions thereof. The notice shall be accompanied by a written Option Agreement in such form as may from time to time hereafter be approved by the Board, which shall have been duly executed by or on behalf of the Company. If the surrender of previously issued Options is made a condition of the grant, the notice shall set forth the pertinent details of such condition. Execution by the Employee to whom such Option is granted of said Option Agreement in accordance with the provisions set forth in this Plan shall be a condition precedent to the exercise of any Option.

     15.  Taxes.  The Company shall have the right to require a person entitled
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to receive Shares pursuant to the exercise of an Option under the Plan to pay the Company the amount of any taxes which the Company is or will be required to withhold with respect to such Shares before the certificate for such Shares is delivered pursuant to the Option. Furthermore, the Company may elect to deduct such taxes from any other amounts payable then or any time thereafter in cash or Shares or otherwise to an Employee. If an Employee disposes of Shares acquired pursuant to an Incentive Stock Option in any transaction considered to be a disqualifying transaction under Sections 421 and 422A of

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the Code, the Employee shall so notify the Company as soon as possible after such disqualifying transaction, and the Company shall have the right to deduct any taxes required by law to be withheld from any amounts otherwise payable then or at any time thereafter in cash or Shares or otherwise to such Employee.

     16.  Termination of Plan.  The Plan shall terminate ten (10) years from the
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date hereof, and an Option shall not be granted under the Plan after that date although the terms of any Options may be amended at any date prior to the end of its Term in accordance with the Plan. Any Options outstanding at the time of termination of the Plan shall continue in full force and effect according to the terms and conditions of the Option and this Plan.

     17.  Amendment of the Plan.  The Plan may be amended at any time and from
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time to time by the Board, but no amendment without the approval of stockholders of the Company shall be made if stockholder approval under Section 422A of the Code would be required. Notwithstanding the discretionary authority granted to the Board in Section 4 of the Plan, no amendment or cancellation of the Plan or any Option granted under the Plan shall impair any of the rights of any person, without his consent, under any Option theretofore granted under the Plan.

     18.  Delivery of Shares on Exercise.  The Company will use its best efforts
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to register the Shares under applicable state or federal securities laws if issuance of the Shares on exercise of an Option would, in the judgment of the Company's counsel, constitute a violation of any state or federal law absent such registration. Delivery of certificates for Shares pursuant to an Option exercise may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any applicable requirements of any federal state or local law or regulation or any administrative or quasi-administrative requirement applicable to the sale, issuance, distribution or delivery of such Shares. The Board may, in its sole discretion, require an

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Employee to furnish the Company with appropriate representations and a written investment letter prior to the exercise of an Option or the delivery of any Shares pursuant to an Option.

     19.  Fees and Costs.  The Company shall pay all original issue taxes on the
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exercise of any Option granted under the Plan and all other fees and expenses necessarily incurred by the Company in connection therewith.

     20.  Effectiveness of the Plan.  The Plan shall become effective when
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approved by the Board.  The Plan shall thereafter be submitted to the Company's stockholders for approval and unless the Plan is approved by the affirmative votes of the holders of shares having a majority of the voting power of all shares represented at a meeting duly held in accordance with Delaware law within twelve (12) months after being approved by the Board, the Plan and all Options made under it shall be void and of no force and effect.

     21.  Other Provisions.  As used in the Plan, and in Options and other
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documents prepared in implementation of the Plan, references to the masculine pronoun shall be deemed to refer to the feminine or neuter, and references in the singular or the plural shall refer to the plural or the singular, as the identity of the person or persons or entity or entities being referred to may require. The captions used in the Plan and in such Options and other documents prepared in implementation of the Plan are for convenience only and shall not affect the meaning of any provision hereof or thereof.

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